Exhibit 99.1

FOR:	PW Eagle, Inc.
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402
(Nasdaq-NMS: “PWEI”)

CONTACT: William H. Spell
Chief Executive Officer, PW Eagle, Inc.
612/305-0339

PW EAGLE REPORTS SECOND QUARTER EARNINGS

Second Quarter Fiscal 2003 Results Conference Call and Webcast Scheduled for

Monday, August 11, 2003 at 10:00 a.m. Central Time

MINNEAPOLIS — August 8, 2003 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three and six month periods ended June 30, 2003. The results of the first six months as reported include the results of operations for the recently acquired Uponor ETI (now Extrusion Technologies, Inc., or ETI) from March 14, 2003, the date of acquisition. A summary of the unaudited consolidated results for the three and six month periods ending June 30, 2003 and 2002 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Net sales	$85,789	$76,380	$156,355	$129,484
Gross profit	12,776	18,399	23,876	24,661
Net income (loss)	(852)	3,166	(1,408)	531

Adjustments to reconcile to EBITDA:
Interest	3,043	2,794	5,631	5,798
Taxes	(545)	1,965	(890)	329
Depreciation	3,169	2,247	5,554	4,505
Amortization	144	0	161	0

EBITDA	4,959	10,172	9,048	11,163

Basic income (loss) per share	$(0.12)	$0.47	$(0.21)	$0.08
Diluted income (loss) per share	$(0.12)	$0.33	$(0.21)	$0.06

Included in the information reported above for the three month period ending June 30, 2003, is a non-cash inventory write down of approximately $2.1 million based upon reducing the value of our inventory to the lower of cost or market, reducing our reported EBITDA by a corresponding amount and resulting in our reporting a loss for the second quarter.

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PW Eagle also reported pro forma financial information assuming that its March 14, 2003 acquisition of ETI took place on January 1, 2002. The pro forma financial information includes certain adjustments to reflect what the Company will experience on an ongoing basis. A summary of the unaudited pro forma financial information for the three and six month periods ending June 30, 2003 and 2002, and the year ended December 31, 2002 is set forth in the following table:

Pro Forma Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,		Year ended Dec. 31,
	2003	2002	2003	2002	2002
Net sales	$85,789	$105,070	$177,046	$177,220	$340,765
Gross profit	13,200	24,309	27,631	32,149	60,801
Net income (loss)	(590)	3,905	(1,169)	(49)	(82)

Adjustments to reconcile to EBITDA:
Interest	3,043	3,231	5,954	6,644	12,597
Taxes	(383)	2,549	(726)	(32)	(52)
Depreciation	3,169	3,231	6,215	6,472	12,488
Amortization	144	226	370	452	904

EBITDA	5,383	13,142	10,644	13,487	25,855

Basic income (loss) per share	$(0.09)	$0.58	$(0.17)	$(0.01)	$(0.01)
Diluted income (loss) per share	$(0.09)	$0.41	$(0.17)	$(0.01)	$(0.01)

William H. Spell, PW Eagle CEO, stated, “The PVC pipe industry as a whole experienced a significant slowdown in demand and reduction in selling prices during the second quarter. We believe the reduction in demand for PVC pipe was due to poor weather that deferred construction activity, an unsettled economy and the high levels of inventory at distributors resulting from their heavy purchases in the first quarter as pipe prices increased. In addition, PVC pipe and resin prices peaked in April and then began to decrease, further discouraging distributors from purchasing pipe products in expectation of lower future pipe prices. PW Eagle and its subsidiary, Extrusion Technologies, Inc. experienced a reduction in demand for pipe in the second quarter when compared to both the first quarter of 2003 and the second quarter of the prior year.” Mr. Spell continued, “We are disappointed with the results of the second quarter. As a result of poor industry conditions, we have, and are continuing to take action to mitigate the impact of this slowdown, including curtailing production and instituting cost control measures.”

PW Eagle was in violation of certain financial institution loan covenants as of June 30, 2003. The financial institutions have since waived the condition of non-compliance with these covenants. Under the current business conditions and debt structure, it is likely that the Company will be in violation of these same covenants in future periods, and, therefore must reclassify a portion of its long term debt from long term to current as of June 30, 2003. It is also likely under current business conditions and debt structure, that the Company will be in violation of financial covenants with other financial institutions in future periods.

Mr. Spell continued, “We are working diligently during this difficult time to strengthen our balance sheet, deleverage the Company and improve our operating results. In July, we entered into an agreement to sell our idled plant and property in Phoenix, Arizona for $2.5 million and expect to complete the sale during the third quarter. In addition, we have entered into discussions with our lenders to develop plans to further strengthen our balance sheet and to ensure compliance with all financial covenants on September 30, 2003. We continue to identify synergies and cost savings resulting from our acquisition of ETI and are accelerating our efforts to capture these benefits and becoming a more effective and efficient producer and marketer of plastic pipe products.”

Looking ahead, Mr. Spell said, “We believe that demand for our products in the third quarter will improve over the second quarter of this year and the third quarter of 2002 as demand for pipe increases due to improved weather and an improving economy. We also believe our distributors have lowered their inventories and will begin to purchase product at a rate that reflects the actual demand for our products. However, we believe our margins will remain depressed until pipe prices increase. We will continue to manage costs and seek ways of enhancing sales of our high margin products. For the remainder of 2003 we expect to experience the normal seasonality in our business and our results will be highly dependent on the performance of the economy as a whole and particularly within our market areas.”

Second Quarter 2003 Webcast & Conference Call

PW Eagle will hold its second quarter 2003 webcast and conference call on Monday, August 11, 2003 at 10:00 a.m. Central Time to discuss the Company’s performance for the second quarter and first six months of 2003. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference calltelephone number is 1-800-289-0495. Use 122978 as the confirmation code to access the call and please call a few minutes before thebeginning of the call.

About the Company

PW Eagle, Inc. is a leading producer of PVC pipe and also produces polyethylene pipe and water meter boxes. The Company operates thirteen manufacturing facilities in the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI.”

Information Available on our Website

This press release and our periodic reports filed with or furnished to the Securities and Exchange Commission are available on our website at www.pweagleinc.com under the heading “Investor Relations.”

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, particularly those made by William H. Spell, regarding the Company’s expectations that: (i) demand for PW Eagle products in the third quarter will improve over the second quarter of this year and the third quarter of 2002 as demand for pipe increases due to improved weather and an improving economy; (ii) PW Eagle’s distributors have lowered their inventories and will begin to purchase product at a rate that reflects the actual demand for PW Eagle’s products; (iii) PW Eagle’s margins will remain depressed until pipe prices increase; and (iv) for the remainder of 2003, PW Eagle expects to experience the normal seasonality in its business and its results will be highly dependent on the performance of the economy as a whole and particularly within its market areas are “forward looking” statement which involves known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during the second half of 2003; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. In addition, there is no assurance that the Company will be successful in obtaining waivers from its financial institutions upon default of any of its financial covenants. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
NET SALES	$85,789	$76,380	$156,355	$129,484
COST OF GOODS SOLD	73,013	57,981	132,479	104,823

Gross profit	12,776	18,399	23,876	24,661
OPERATING EXPENSES:
Selling expenses	8,334	7,523	14,923	13,279
General and administrative expenses	2,811	2,897	5,631	4,994

	11,145	10,420	20,554	18,273

OPERATING INCOME	1,631	7,979	3,322	6,388
NON-OPERATING EXPENSES (INCOME):
Interest expense	3,043	2,794	5,631	5,798
Other, net	(15)	54	(11)	(270)

	3,028	2,848	5,620	5,528

INCOME (LOSS) BEFORE INCOME TAXES	(1,397)	5,131	(2,298)	860

INCOME TAX EXPENSE (BENEFIT)	(545)	1,965	(890)	329

NET INCOME (LOSS)	$(852)	$3,166	$(1,408)	$531

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.12)	$0.47	$(0.21)	$0.08

Diluted	$(0.12)	$0.33	$(0.21)	$0.06

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	6,848	6,714	6,834	6,709
Diluted	6,848	9,512	6,834	9,371

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for shares and per share amounts)

	June 30, 2003	December 31, 2002
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$1,663	$337
Accounts receivable, net	33,946	19,202
Inventories	60,308	38,917
Deferred income taxes	1,455	1,455
Other, principally assets held for sale	4,314	650

Total current assets	101,686	60,561

Property and equipment, net	69,825	58,899
Goodwill	3,651	3,651
Intangible assets	4,720	—
Other assets	7,734	10,291

TOTAL ASSETS	$187,616	$133,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$45,886	$15,036
Current maturities of long-term debt	17,214	3,027
Accounts payable	26,918	9,344
Book overdraft	4,302	10,310
Accrued liabilities	10,516	9,224

Total current liabilities	104,836	46,941

Other long-term liabilities	9,018	1,817
Long-term debt, less current maturities	3,964	14,750
Financing lease obligation, less current maturities	13,062	13,105
Senior subordinated debt	30,982	30,870
TOTAL LIABILITIES	161,862	107,483

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,936	6,296
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,178,850 and 7,002,950 shares, respectively	72	70
Class B Common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	31,074	30,488
Unearned compensation	(995)	(920)
Notes receivable from officers and employees on common stock purchases	(835)	(835)
Accumulated other comprehensive income	164	74
Retained earnings (accumulated deficit)	(10,662)	(9,254)

Total stockholders’ equity	25,754	25,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$187,616	$133,402

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